Exhibit 4

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D

_______________________

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit 4 is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  May 3, 2010

DHAB, LLC

By:	/s/ William H. Bethell
Name: William H. Bethell
Title: Chief Financial Officer

/s/ J. Kevin Adams
J. Kevin Adams

/s/ William H. Bethell
William H. Bethell

/s/ Daniel L. Brown
Daniel L. Brown